As filed with the Securities and Exchange Commission on December 18, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6035	20-8447891
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

850 Main Street

Bridgeport, CT 06604

Telephone: (203) 338-7171

(Address, including Zip Code, and telephone number, including area code, of principal executive offices)

People’s United Financial, Inc. 2007 Recognition and Retention Plan

People’s United Financial, Inc. 2007 Stock Option Plan

People’s United Financial, Inc. 2008 Long-Term Incentive Plan

(Full titles of the plans)

Robert E. Trautmann, Esq.

Executive Vice President and General Counsel

People’s United Financial, Inc.

850 Main Street

Bridgeport, Connecticut 06604

(203) 338-7171

(Name and address, including Zip Code, and telephone number, including area code, of agent for service)

With copies to:

Lee A. Meyerson, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.01 par value	27,224,937	$16.90	$460,169,321	$32,810.07

(1)	This Registration Statement registers 3,211,388 shares of common stock reserved for issuance under the People’s United Financial, Inc. 2007 Recognition and Retention Plan (amended) (the “RRP”), 14,469,872 shares of common stock reserved for issuance under the People’s United Financial, Inc. 2007 Stock Option Plan (amended) (the “Option Plan”) and 9,543,677 shares of common stock reserved for issuance under the People’s United Financial, Inc. 2008 Long-Term Incentive Plan (the “LTIP”) (collectively, the “Plans”). In addition to such shares, this Registration Statement also covers an indeterminate number of shares of common stock of the Registrant that, by reason of certain events specified in the Plans, may become issuable upon exercise of option or grant of awards through the application of certain anti-dilution provisions.
(2)	Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on (a) a weighted average exercise price of $17.55 for 9,144,605 stock options previously granted pursuant to the Option Plan and the LTIP, and (b) the average of the high and low sales prices of common stock of the Registrant reported in the Nasdaq Global Select Market on December 16, 2009 with respect to the balance of the shares being registered.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information heretofore filed with the Commission by People’s United Financial, Inc. (the “Registrant”) are hereby incorporated by reference in this registration statement:

(1)	the description of the Registrant’s common stock (the “Common Stock”) contained in the Registrant’s Registration Statement on Form 8-A dated February 22, 2007;

(2)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008;

(3)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009; and

(4)	the Registrant’s Current Reports on Form 8-K filed on February 2, 2009, April 17, 2009 (excluding Item 2.02, July 21, 2009, November 23, 2009, November 24, 2009 and November 30, 2009.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article VIII of the Registrant’s Second Amended and Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. Article IX of the Registrant’s Second Amended and Restated Certificate of Incorporation requires the Registrant, among other things and conditions, to (i) indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Registrant, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Registrant, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of the Registrant or (ii) indemnify against all incurred costs, charges and expenses, actually and reasonably incurred by any person who is or was or has agreed to become a witness in, any threatened, pending or completed action, suit or proceeding, including in actions or suits by or in the right of the Registrant, by reason of the fact that such person is, was or has agreed to become a director or officer of the Registrant, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of the Registrant.

Article IX also empowers the Registrant to purchase and maintain insurance to protect itself and its directors and officers against any liability, regardless of whether or not the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Registrant is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Registrant currently maintains directors’ and officers’ liability insurance consistent with the provisions of the Certificate of Incorporation.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus that is filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on December 18, 2009.

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ PHILIP R. SHERRINGHAM
Name:	Philip R. Sherringham
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the by the following persons in the capacities indicated below, on December 18, 2009. Each person whose signature appears below hereby appoints Philip R. Sherringham and Robert E. Trautmann, and each of them singly, such person’s true and lawful attorneys with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and generally do all things in their names in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Signature	Title

/s/ PHILIP R. SHERRINGHAM	President and Chief Executive Officer and Director (Principal Executive Officer)
Philip R. Sherringham

/s/ PAUL D. BURNER	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Paul D. Burner

/s/ JEFFREY HOYT	Senior Vice President, Controller and Senior Accounting Officer (Principal Accounting Officer)
Jeffrey Hoyt

/s/ COLLIN P. BARON	Director
Collin P. Baron

/s/ GEORGE P. CARTER	Director
George P. Carter

/s/ JOHN K. DWIGHT	Director
John K. Dwight

/s/ JERRY FRANKLIN	Director
Jerry Franklin

/s/ EUNICE S. GROARK	Director
Eunice S. Groark

/s/ JANET M. HANSEN	Director
Janet M. Hansen

/s/ RICHARD M. HOYT	Director
Richard M. Hoyt

/s/ JEREMIAH J. LOWNEY, JR.	Director
Jeremiah J. Lowney, Jr.

/s/ MARK W. RICHARDS	Director
Mark W. Richards

/s/ JAMES A. THOMAS	Director
James A. Thomas

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Amendment No. 4 to the Registration Statement on Form S-1 filed on February 13, 2007 (File No. 333-138389)).

4.2	Third Amended and Restated Bylaws of People’s United Financial, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on February 29, 2008 (File No. 001-33326)).

4.3	People’s United Financial 2007 Recognition and Retention Plan (amended) (incorporated herein by reference to Exhibit 10.26 to the Registrant’s Quarterly Report on Form 10-Q filed on August 8, 2008 (File No. 001-33326)).

4.4	People’s United Financial 2007 Stock Option Plan (amended) (incorporated herein by reference to Exhibit 10.27 to the Registrant’s Quarterly Report on Form 10-Q filed on August 8, 2008 (File No. 001-33326)).

4.5	People’s United Financial, Inc. 2008 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q filed on August 8, 2008 (File No. 001-33326)).

5.1	Opinion of Simpson Thacher & Bartlett LLP.*

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).*

23.2	Consent of KPMG LLP.*

24.1	Power of Attorney (included as part of the signature page to this registration statement)

*	Filed herewith.